================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                        Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                       Electronic Sensor Technology, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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
                 [GRAPHIC OMITTED] Electronic Sensor Technology

                          1077 Business Center Circle,
                         Newbury Park, California 91320
                                 (805) 480-1994

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

To Our Shareholders:

          This information statement is first being furnished on or about May 22, 2009 to shareholders of record as of April 8, 2009 (the "record date") of Electronic Sensor Technology, Inc., a Nevada corporation (the "company," "we," "our," or "us"), to advise such shareholders of certain actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the company. The company's 2008 annual report is being mailed to shareholders concurrently with this information statement. This information statement and the 2008 annual report are also available on the Internet at: http://www.cstproxy.com/estcal/2009.

          On April 30, 2009, the company received a written consent in lieu of a meeting of shareholders from the holders of a majority of the outstanding shares of common stock of the company entitled to vote as of the record date, in connection with the following actions:

          (1)  election of directors;

          (2) approval of an amendment to the company's Articles of Incorporation to increase the number of authorized shares of common stock of the company from 200,000,000 shares to 250,000,000 shares;

          (3) approval of an amendment to the company's Articles of Incorporation to vest authority in the Board of Directors of the company to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon any wholly unissued series of preferred stock; and

          (4) approval of an amendment to the company's Articles of Incorporation to clarify and restate that the purpose of the company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

          The actions to be taken pursuant to the written consent shall not become effective until at least twenty (20) calendar days after the mailing of this information statement to our shareholders.

          The decision to forgo holding an annual meeting of shareholders and to rely upon the shareholders acting by written consent in lieu of an annual meeting to ratify and approve the proposed actions is authorized by Section 1.1 of the company's bylaws, which provides that, unless otherwise required by applicable law, the Board of Directors may choose not to hold an annual meeting and by Section 78.320 of the Nevada Revised Statutes and Section 1.5 of the company's bylaws, which provide that the written consent of shareholders holding at least a majority of the voting power may be substituted for such annual meeting. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect or ratify the proposals as early as possible, the Board of Directors of the company voted to utilize the written consent of the majority shareholders.

                                                        Sincerely,


                                                        /s/ Philip Yee
                                                        ------------------------
                                                        Philip Yee
                                                        Secretary, Treasurer and
                                                         Chief Financial Officer

PROPOSED ACTIONS TO BE TAKEN

          This information statement contains a summary of the material aspects of the actions approved by the Board of Directors and the holders of the majority of the outstanding common stock of the company.

          You are being provided with this information statement pursuant to
Section 14C of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the actions set forth below will not become effective until at least twenty (20) calendar days after the mailing of this information statement.

Election of Directors

          The Board of Directors of the company nominated the following persons on April 28, 2009, to stand for election to the company's Board of Directors until their successors are elected and assume office. The following slate of nominees was approved by written consent of the majority shareholders on April 30, 2009:

Teong C. Lim                Thomas Dudley               Low Gay Teck

Maggie Tham                 William Wittmeyer

          All of the above individuals are currently serving as directors of the company. See pages 6 through 8 for biographical information regarding the directors.

Amended and Restated Articles of Incorporation

          Our Board of Directors and the holders of a majority of our outstanding common stock have adopted and approved resolutions to amend and restate the company's Articles of Incorporation in the form attached hereto as Appendix A to give effect to the following amendments:

          o to increase the authorized number of shares of common stock of the company, $.001 par value per share, from 200,000,000 shares to 250,000,000 shares;

          o to vest authority in the Board of Directors of the company to prescribe the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon any wholly unissued series of preferred stock; and

          o to clarify and restate that the purpose of the company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

Increase in Authorized Common Stock

          The Board of Directors determined that the best interests of the company and its shareholders will be served by amending and restating the company's Articles of Incorporation to increase the number of shares of common stock that the company is authorized to issue from 200,000,000 shares to 250,000,000 shares in order to enable the company to maintain a sufficient amount of authorized but unissued shares to honor the exercise or conversion of existing warrants, debentures and options held by the company's existing shareholders. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.

          Possible Dilution

          Our Board of Directors will have the authority to issue authorized shares of common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or regulations and the company's current agreements. Accordingly, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the ownership interest of current shareholders. The holders of our common stock generally do not have preemptive rights to subscribe to additional securities that may be issued by the company, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership interest in the company.

          Potential Anti-Takeover Effects

          An increase in the authorized shares of common stock could adversely affect the ability of third parties to takeover or change the control of the company, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the increase in the authorized shares of common stock is not being undertaken in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the company, nor is it part of a plan by management to recommend a series of similar transactions that could be construed to affect the ability of third parties to take over or change the control of the company.

Board of Directors' Authority to Prescribe Rights, Preferences and Limitations of Preferred Stock

          Section 78.195 of the Nevada Revised Statutes provides that if a corporation has more than one class or series of stock, the articles of incorporation must prescribe or vest in the board of directors the authority to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series of stock.

          The Board of Directors of the company determined that it would be in the best interests of the company and its shareholders to amend and restate the Articles of Incorporation of the company to grant the Board of Directors of the company the authority to determine and state the classes, series and the number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon any wholly unissued series of preferred stock.

Purpose of the Company

          The Board of Directors determined that it would be in the best interests of the company and its shareholders to amend and restate the Articles of Incorporation of the company to clarify and restate that the purpose of the business of the company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

DISSENTERS' RIGHT OF APPRAISAL

          Neither the Nevada Revised Statutes nor the company's Articles of Incorporation or Bylaws provide for appraisal rights in connection with the proposed actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          The record date established by the company for purposes of determining the number of outstanding shares of voting capital stock of the company for the approval of the amendments to the company's Articles of Incorporation and the election of the directors was the close of business on April 8, 2009. As of the record date, there were 155,853,385 total outstanding shares of common stock of the company. The following shareholders, which are the shareholders who signed the written consent for such actions on April 30, 2009, owned the following shares as of the record date:

          o Halfmoon Bay Capital Ltd ("Halfmoon Bay") owned 86,419,753 shares of common stock of the company, constituting approximately 55% of the total outstanding shares of common stock of the company as of such date;

          o L&G Resources (1994), Inc. owned 9,632,534 shares of common stock of the company, constituting approximately 6% of the total outstanding shares of common stock of the company as of such date;

          o 3 Springs, LLC owned 3,595,913 shares of common stock of the company, constituting approximately 2% of the total outstanding shares of common stock of the company as of such date; and

          o TC Lim, LLC owned 4,729,112 shares of common stock of the company, constituting approximately 3% of the total outstanding shares of common stock of the company as of such date.

         As of the record date, there were 46 shareholders of record of the company. Each share of common stock is entitled to one vote on all matters upon which such shares can vote.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information, as of April 8, 2009, concerning our issued and outstanding stock beneficially owned (i) by each director and each named executive officer of the company, (ii) by all directors and executive officers of the company as a group and (iii) by each shareholder known by the company to be the beneficial owner of more than 5% of the outstanding common stock. The information regarding beneficial owners of 5% or more of our common stock was gathered by us from the filings made by such owners with the U.S. Securities and Exchange Commission (the "SEC"). Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned.

                                                                              Amount and Nature of
                                             Name and Address                 Beneficial Ownership      Percentage of
Title of Class                            of Beneficial Owner(1)                (Shares of Stock)         Class (2)
------------------------------   -----------------------------------------   ----------------------    ---------------
Common stock                     Teong Lim*+++                                            8,495,025(3)            5.44%

Common stock                     Philip Yee+                                                 72,500(4)            0.05%

Common stock                     Thomas Dudley*                                                   0               0.00%

Common stock                     Low Gay Teck*                                                    0(5)            0.00%

Common stock                     Maggie Tham*                                                     0               0.00%

Common stock                     William Wittmeyer+*                                              0               0.00%

Common stock                     L&G Resources (1994), Inc. (wholly owned
                                 by Land & General Berhad)++                              9,632,534(6)            6.18%

Common stock                     Midsummer Investment Ltd.++                             13,708,957(7)            8.58%

Common stock                     Halfmoon Bay Capital Ltd++                             127,572,016(8)           64.76%

Common stock                     Fairwind LLC++                                           8,325,025(9)            5.34%

Common stock                     All directors and named executive
                                 officers as a group                                      8,567,525(10)           5.64%

* Director

+ Named executive officer

++5% or more beneficial owner

----------
(1) The address of each director and named executive officer and Fairwind LLC is c/o Electronic Sensor Technology, Inc., 1077 Business Center Circle, Newbury Park, California 91320. The address of Midsummer Investment Ltd. is 295 Madison Avenue, 38th Floor, New York, New York 10017. The address of each of L&G Resources (1994), Inc. and Land & General Berhad is 7 Persiaran Dagang, Bandar Sri Damansara, Kuala Lumpur, Malaysia 52200. The address of Halfmoon Bay Capital Ltd is Trident Chambers, P.O. Box 146, Road Town Tortola, British Virgin Islands.

(2) These percentages are calculated based upon the total amount of outstanding shares of common stock beneficially owned by each person or group, including shares of common stock that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, divided by 155,853,385, which represents the total number of shares of common stock issued and outstanding as of April 8, 2009, plus, for each person or group, any shares of common stock that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Includes 170,000 shares of common stock underlying options exercisable within 60 days of April 8, 2009 held by Teong Lim and 4,729,112 shares of common stock held by TC Lim, LLC and 3,595,913 shares of common stock held by 3 Springs, LLC. Fairwind LLC is the sole member of each of TC Lim, LLC and 3 Springs, LLC and by virtue of such relationships, beneficially owns the shares of common stock held by TC Lim, LLC and 3 Springs, LLC. Teong Lim and Francis Chang are the sole members of Fairwind LLC. By virtue of Dr. Lim's position as a member of Fairwind LLC, he shares ultimate beneficial ownership of the shares of common stock held by TC Lim, LLC and 3 Springs, LLC.

(4) Includes 72,500 shares of common stock underlying an option exercisable within 60 days of April 8, 2009.

(5) Mr. Low is the Managing Director of Land & General Berhad and President of L&G Resources (1994), Inc., a wholly owned subsidiary of Land & General Berhad. By virtue of his position, Mr. Low may be deemed to share dispositive power over the 9,632,534 shares of common stock beneficially owned by Land & General Berhad and L&G Resources (1994), Inc. Mr. Low is one of ten directors on the Board of Directors of Land & General Berhad and the Board of Directors of Land & General Berhad makes the ultimate voting and investment decisions with respect to the 9,632,534 shares of common stock. Mr. Low disclaims beneficial ownership of such shares of common stock.

(6) Includes 9,632,534 shares of common stock held by L&G Resources (1994), Inc., a wholly-owned subsidiary of Land & General Berhad, of which Land & General Berhad is a beneficial owner. Low Gay Teck is President of L&G Resources
(1994), Inc. and Managing Director of Land & General Berhad. By reason of such relationships, Mr. Low may be deemed to share dispositive power over the shares of common stock beneficially owned by L&G Resources (1994), Inc. Mr. Low expressly disclaims beneficial ownership as Mr. Low is one of ten directors on the Board of Directors of Land & General Berhad and the Board of Directors of Land & General Berhad makes the ultimate voting and investment decisions with respect to the 9,632,534 shares of common stock.

(7) Includes 3,899,030 shares of common stock underlying a warrant exercisable within 60 days of April 8, 2009. The exercise of the warrant is contractually capped such that such exercise shall not cause Midsummer's beneficial ownership to exceed 4.99%, unless waived by Midsummer, and in no event to exceed 9.99% (without giving effect to shares of common stock underlying any unexercised portion of the warrant). Midsummer Capital, LLC, a New York limited liability company, serves as investment advisor to Midsummer Investment Ltd., a Bermuda company. By reason of such relationships, Midsummer Capital may be deemed to share dispositive power over the shares of common stock beneficially owned by Midsummer Investment. Midsummer Capital disclaims beneficial ownership of such shares of common stock. Michel A. Amsalem and Scott D. Kaufman are members of Midsummer Capital. By reason of such relationships, Mr. Amsalem and Mr. Kaufman may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Midsummer Investment. Mr. Amsalem and Mr. Kaufman disclaim beneficial ownership of such shares of common stock.

(8) Includes 41,152,263 shares of common stock underlying a debenture convertible within 60 days of April 8, 2009, held by Halfmoon Bay Capital Ltd and beneficially owned by each of Wan Azmi Wan Hamzah and Nik Anida Bte Nik Manshor by virtue of their positions as shareholders and directors of Halfmoon Bay Capital Ltd. Halfmoon Bay Capital Ltd has three shareholders, who are Wan Azmi Wan Hamzah, Nik Anida Bte Nik Manshor and Wan Afzal Bin Wan Azmi and two directors, who are Wan Azmi Wan Hamzah and Nik Anida Bte Nik Manshor. Wan Afzal Bin Wan Azmi may be deemed to share dispositive power over the shares of common stock beneficially owned by Halfmoon Bay Capital Ltd. Wan Afzal Bin Wan Azmi expressly disclaims beneficial ownership as Wan Afzal Bin Wan Azmi is not a director of Halfmoon Bay Capital Ltd and the Board of Directors of Halfmoon Bay Capital Ltd makes the ultimate voting and investment decisions with respect to the 127,572,016 shares of common stock.

(9) Includes 4,729,112 shares of common stock held by TC Lim, LLC and 3,595,913 shares of common stock held by 3 Springs, LLC, which are beneficially owned by Fairwind LLC by virtue of its position as the sole member of each of TC Lim, LLC and 3 Springs, LLC. Francis Chang and Teong Lim, Chairman of the Board of Directors of the company, are the sole members of Fairwind LLC. By virtue of such relationships, Francis Chang and Teong Lim share ultimate beneficial ownership of the shares of common stock beneficially owned by Fairwind LLC.

(10) Includes 242,500 shares of common stock underlying options exercisable within 60 days of April 8, 2009, as well as 4,729,112 shares of common stock held by TC Lim, LLC and 3,595,913 shares of common stock held by 3 Springs, LLC.

Change in Control

          On March 28, 2008, the company entered into and closed a Securities Purchase Agreement with Halfmoon Bay, pursuant to which, in exchange for a purchase price of $5,500,000 paid by Halfmoon Bay, Electronic Sensor Technology issued (i) 86,419,753 shares of its common stock at a price of $0.0405 per share (which is 90% of the closing quotation of the common stock on the OTC Bulletin Board for the trading day preceding the closing date) and (ii) a 9% convertible debenture due five (5) years from the closing date, with a conversion price of $0.0486 (which is 120% of the price at which the common stock was issued to Halfmoon Bay) in a principal amount of $2,000,000, with interest to be paid thereon semiannually. According to Amendment No. 1 to its Schedule 13D/A filed with the SEC on April 10, 2008, Halfmoon Bay provided the consideration for the transaction from existing working capital and existing banking facilities. The company agreed to use, and did use, $3,500,000 of the purchase price paid by Halfmoon Bay, in addition to shares of its common stock, to extinguish the existing 8% convertible debentures, and related accrued interest, held by Midsummer Investment Ltd. and Islandia, LP, pursuant to the Conversion and Termination Agreement among the company and Midsummer and Islandia dated as of February 26, 2008, which is further described in our Current Report on Form 8-K filed with the SEC on February 27, 2008.

          As a result of the transaction described above, Halfmoon Bay owns approximately 55% of the outstanding common stock of the company, and beneficially owns an additional 10% of the outstanding common stock of the company by virtue of the shares underlying its 9% convertible debenture. Immediately prior to such transaction, no single shareholder of the company owned a majority of the outstanding shares of the company, and the company's largest owners of outstanding shares were L&G Resources (1994), Inc. (wholly owned by Land & General Berhad), owning approximately 16%; TC Lim, LLC (wholly owned by Teong Lim, a director of the company), owning approximately 9%; 3 Springs, LLC (wholly owned by Francis Chang, a former director of the company), owning approximately 7%; and Midsummer and Islandia, collectively owning approximately 8%.

          To the knowledge of management, there are no present arrangements or pledges of securities of the company which may result in a further change in control of the company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

                                                                                          Directorships
                                                                                             Held in
                                 Principal Occupation(s) Since 2004         Director      Other Public
Name                 Age            (arranged by title & company)             Since         Companies
-----------------   -----   --------------------------------------------   ----------   -----------------
Teong C. Lim          69    President and Chief Executive Officer             2005      Chatsworth Data
                              Electronic Sensor Technology                              Solutions, Inc.

                            Former President and Chief Executive Officer and former Vice President of Corporate
                            Development
                              Electronic Sensor Technology

                            Manager of Corporate Development
                              Electronic Sensor Technology, L.P.

Thomas Dudley         78    Emeritus Professor of Decision Sciences           2008      Auto Graphics
                              Pepperdine University, Graziadio School of                Inc.
                              Business and Management

Low Gay Teck          44    Managing Director                                 2008      None
                              Land & General Berhad

Maggie Tham           59    Co-Founder                                        2008      None
                              eXS, Inc.

                            Co-Founder, Chief Executive Officer and
                            Executive Director
                              eXS Network Technologies Sdn. Bhd.

William Wittmeyer     59    Chief Operating Officer                           2008      None
                              Electronic Sensor Technology

                            Chief Executive Officer and Co-Founder
                              eXS, Inc.

                            Co-Founder
                              eXS Network Technologies Sdn. Bhd.

Teong C. Lim

          Teong C. Lim, age 69, currently serves as President, Chief Executive Officer and interim Chief Scientist of Electronic Sensor Technology and as Chairman of the Board of Directors of Electronic Sensor Technology. Dr. Lim has served as President and Chief Executive Officer of Electronic Sensor Technology since July 25, 2008, as interim Chief Scientist of Electronic Sensor Technology since February 11, 2009 and as a director of Electronic Sensor Technology since January 31, 2005. Dr. Lim also served as President and Chief Executive Officer of Electronic Sensor Technology from January 26, 2006 through July 16, 2007, and served as Vice President of Corporate Development of Electronic Sensor Technology from February 1, 2005 through January 25, 2006. Dr. Lim was the Director of Corporate Development of Electronic Sensor Technology, L.P. from March 1995 through August 2000 and was the Manager of Corporate Development of Electronic Sensor Technology, L.P. from August 2000 through February 2005. Dr. Lim has been the President of Amerasia Technology, Inc., a subsidiary of Electronic Sensor Technology, since 1984. Since 1997, Dr. Lim has been a director of Crystal Clear Technology, Sdn. Bhd., a privately-owned Malaysian company that manufactures and markets a high-contrast liquid crystal display
(LCD)
product line. Dr. Lim also serves as a director of Chatsworth Data Solutions, Inc., which is a public reporting company. Dr. Lim received a Ph.D. in Electrical Engineering from McGill University in 1968 and an M.B.A. from Pepperdine University in 1982.

Thomas J. Dudley

          Thomas J. Dudley, age 78, currently serves as a director of Electronic Sensor Technology. Dr. Dudley serves as the chairman of our audit committee and compensation committee. Dr. Dudley has served as a director of Electronic Sensor Technology since November 24, 2008. Dr. Dudley is currently an Emeritus Professor of Decision Sciences at the Pepperdine University, Graziadio School of Business and Management, and has been with Pepperdine's School of Business and Management for 40 years. Dr. Dudley's field of expertise is the application of quantitative methods to business and management problems. Dr. Dudley has consulted in major industries such as aerospace, health care, automotive, food products, computers and non-profit organizations as well as Indian Tribes in Montana and Arizona. He has been involved with a number of start-up companies as participant and advisor. Prior to beginning his Pepperdine tenure, Dr. Dudley was assistant to the president of Channing Financial Corporation, the first director of the computer facility, Graduate School of Business, University of Southern California, operations analyst at Capitol Records, Inc., and a management engineer at Convair Division of General Dynamics Corporation. Dr. Dudley served for 10 years on the board of SpaceLabs Medical, Inc., where he was chairman of the audit committee and a member of the compensation and executive committees. Dr. Dudley currently serves as a director of Auto Graphics, Inc., VantageILM, Inc. and is the chairman of the board of Liberty Building Maintenance and Services, Inc. He also served on the boards of Recording for the Blind and Dyslexic, Los Angeles unit, America-China Association for Science, and Technology Exchange. Dr. Dudley received a B.A. and an MBA from the University of Michigan. Dr. Dudley received his Doctorate in business from the University of Southern California.

Low Gay Teck

          Low Gay Teck, age 44, currently serves as a director of Electronic Sensor Technology. Mr. Low has served as a director of Electronic Sensor Technology since September 1, 2008. Mr. Low has served as Managing Director of Land & General Berhad since January 1, 2008, after serving as a non-executive director of Land & General Berhad from October 15, 2007. Prior to joining Land & General Berhad, Mr. Low was the Managing Director of the Mayland Group from 2005-2007, after serving as a Director of the Mayland Group from 2002 and a Project Manager with the Mayland Group from 1996. Mr. Low holds a Bachelor of Civil Engineering from Footscray Institute of Technology, Australia (now known as Victoria University, Australia).

Maggie Tham

          Maggie Tham, age 59, currently serves as a director of Electronic Sensor Technology. Ms. Tham serves on our audit committee and compensation committee. Ms. Tham has served as a director of Electronic Sensor Technology since May 1, 2008. Ms. Tham has over 25 years of experience in management and strategy consulting. Ms. Tham is the Co-Founder, Chief Executive Officer and Executive Director of eXS Network Technologies Sdn. Bhd., which provides innovative communication solutions to service providers in South East Asia. In 2004, Ms. Tham co-founded, with William Wittmeyer, eXS Inc., a wireless access company developing innovative and cost effective products for developing countries. Prior to founding eXS Network Technologies and eXS, Inc., Ms. Tham raised early-stage financing for companies and worked as a management consultant in the United States and Malaysia for companies including Peat, Marwick, Mitchell & Co. Ms. Tham received a B.Sc. (Economics) from the London School of Economics and an M.B.A. from Columbia University Graduate School of Business Administration. Ms. Tham was recommended to the Board of Directors by Halfmoon Bay, pursuant to the Securities Purchase Agreement dated March 28, 2008 between Electronic Sensor Technology and Halfmoon Bay.

William Wittmeyer

          William Wittmeyer, age 59, currently serves as Chief Operating Officer of Electronic Sensor Technology and as a director of Electronic Sensor Technology. Mr. Wittmeyer also serves on our audit committee and compensation committee. Mr. Wittmeyer has served as Chief Operating Officer of Electronic Sensor Technology since November 24, 2008 and as a director of Electronic Sensor Technology since May 1, 2008. Mr. Wittmeyer has over 25 years of experience in high-technology business and investment management. In 1997, Mr. Wittmeyer co-founded, with Maggie Tham, eXS Network Technologies Sdn. Bhd. Mr. Wittmeyer is the co-founder, along with Ms. Tham, and Chief Executive Officer of eXS Inc., a wireless access company developing innovative and cost effective products for developing countries. Prior to founding eXS Network Technologies and eXS, Inc., Mr. Wittmeyer was active in technology investing in telecommunications and semi-conductor companies. Mr. Wittmeyer was employed by W.R. Grace and Exxon Enterprises. Mr. Wittmeyer received a B.Sc. (E.E.) from the Coast Guard Academy and an M.B.A. from Columbia University Graduate School of Business Administration. Mr. Wittmeyer was recommended to the Board of Directors by Halfmoon Bay, pursuant to the Securities Purchase Agreement dated March 28, 2008 between Electronic Sensor Technology and Halfmoon Bay.

Director Independence

          Although we are not required to have independent directors on our Board of Directors because our securities are not listed on a national securities exchange or an inter-dealer quotation system that has director independence requirements, two of the five directors on our Board are independent using the definition of "independent director" contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Our independent directors are Low Gay Teck and Thomas Dudley. Under Rule 5605(a)(2) of the NASDAQ Marketplace Rules, an "independent director" is generally defined as a person other than an executive officer or employee of the company or another individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          The members of our audit committee and our compensation committee include Thomas Dudley, who is also the chairman of both committees, Maggie Tham and William Wittmeyer. In addition to being an independent director under Rule 5605(a)(2), the NASDAQ audit committee independence standards (which are also not applicable to us) contain NASDAQ Marketplace Rule 5605(c), which requires that audit committee members meet certain additional independence requirements. Thomas Dudley is independent under the NASDAQ audit committee independence standards.

Board of Directors Committees

          Our Board of Directors held five (5) meetings during our 2008 fiscal year. Each director attended 75% or more of the meetings of the Board and the Board committees on which the director served, if any. All seven of our directors serving at the time of our 2007 annual meeting of shareholders attended such meeting. In 2008, the Board of Directors decided to forgo holding an annual meeting of shareholders and to rely upon the shareholders acting by written consent in lieu of an annual meeting in order to eliminate the costs and management time involved in holding an annual meeting and in order to effect or ratify the proposals as early as possible. From time to time, our Board may act by unanimous written consent as permitted by the laws of the State of Nevada.

     Our Board of Directors has formed an audit committee and a compensation committee. During our 2008 fiscal year, the audit committee held one (1) meeting and the compensation committee did not hold any meetings. The current members of the audit committee and our compensation committee are Thomas Dudley, who is also the chairman of both committees, Maggie Tham and William Wittmeyer. Generally, the functions to be performed by the audit committee are selecting our independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. Generally, the functions to be performed by the compensation committee include establishing compensation rates and procedures with respect to our senior management. Both committees have adopted charters, each of which is posted on our website at http://www.estcal.com/. The information on or that can be accessed through our website is not part of this information statement.

          Our Board of Directors does not yet have a standing nominating committee or committee performing similar functions. Director candidates are currently selected by the Board of Directors, some of whom are independent as defined in the NASDAQ Marketplace Rules, and others of whom are not. In evaluating director nominees, our Board considers a variety of factors, including: the appropriate size of our Board of Directors; our needs with respect to the particular talents and experience of our directors; and the knowledge, skills and experience of nominees. We do not have a formal policy with respect to the consideration of any director candidates recommended by our shareholders. Our Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate.

Audit Committee Financial Expert

          Our Board of Directors has determined that we have one audit committee financial expert on our audit committee. Our audit committee financial expert is Thomas Dudley. Although there are no standards applicable to us regarding the independence of our audit committee members, Dr. Dudley would be considered independent using the standards contained in the NASDAQ Marketplace Rules, as described under "Director Independence."

Report of the Audit Committee

          The audit committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2008 with management.

          The audit committee has discussed with Sherb & Co. LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee received the written disclosures and the letter from Sherb & Co. required by applicable requirements of the Public Company Accounting Oversight Board regarding Sherb & Co's communications with the audit committee concerning independence, and has discussed with them their independence.

          Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the U.S. Securities and Exchange Commission.

                                                         Audit Committee

                                                         Thomas Dudley
                                                         Maggie Tham
                                                         William Wittmeyer

Code of Ethics

          We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics is attached as Exhibit 14 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004. Our code of ethics will be provided to any person without charge, upon request. Requests should be addressed to: Electronic Sensor Technology, Inc., Attn: Investor Relations Department, 1077 Business Center Circle, Newbury Park, California 91320.

Shareholder Communications with Directors

          Shareholders and other interested parties may communicate directly with any or all of the directors of our company by writing to such director(s) at the address provided on the cover page of this information statement. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our company, to the full Board or to an appropriate committee of the Board.

Executive Officers

          The following biographical information relates to our executive officers who are not also directors:

Philip Yee

          Philip Yee, age 59, currently serves as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology. Mr. Yee has served as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology since November 1, 2006. From April 2006 through November 1, 2006, Mr. Yee served as Controller of Electronic Sensor Technology. From February 2005 through April 2006, Mr. Yee was Corporate Controller of Sleepwell Laboratories, Inc., a regional healthcare provider, and its related companies. From 2001 through February 2005, Mr. Yee was Corporate Controller of BLT Enterprises, Inc., a regional recycling company and real estate developer, and its related companies. Mr. Yee received a B.A. and an M.B.A. from the University of Michigan.

Family Relationships and Involvement in Certain Legal Proceedings

          Each of our directors holds office until the next annual meeting of our shareholders, or until his prior death, resignation or removal. Two of our directors, Maggie Tham and William Wittmeyer, are married to each other. Other than the marriage of such directors, there are no family relationships among our directors or executive officers. Within the past five years, there has not been any bankruptcy petition filed by or against any business of which any of our officers, directors or control persons were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. None of our officers, directors or control persons has been convicted in a criminal proceeding in the past five years or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses). None of our officers, directors or control persons is subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. None of our officers, directors or control persons has been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

          The table below outlines the total compensation of the named executive officers of Electronic Sensor Technology for the fiscal years ended December 31, 2007 and December 31, 2008.

                         SUMMARY COMPENSATION TABLE (1)

Name and                                                   Stock      Option       All Other
Principal                           Salary      Bonus     Awards      Awards     Compensation        Total
Position                 Year       ($)(2)       ($)        ($)       ($)(3)        ($)(4)            ($)
---------------------   ------   -----------   -------   --------   ---------   --------------    -----------
Teong C. Lim,            2007        100,532         -          -      10,000(6)        74,049(7)     184,581

President and Chief      2008         40,502(8)      -          -                      111,618(9)     152,120
Executive Officer                                                           -
(July 25, 2008 -
Present)

Interim Chief
Scientist (February
11, 2009 - Present)

Name and                                                   Stock      Option       All Other
Principal                           Salary      Bonus     Awards      Awards     Compensation        Total
Position                 Year       ($)(2)       ($)        ($)       ($)(3)        ($)(4)            ($)
---------------------   ------   -----------   -------   --------   ---------   --------------    -----------
Former President and
Chief Executive
Officer (January 26,
2006 - July 15, 2007)

Former Vice President
of Corporate
Development (February
1, 2005 -January 25,
2006)

Director (January 31,
2005 - Present)

Chairman (May 1, 2008
- Present) (5)

Barry S. Howe,            2007       116,923         -          -      80,000(10)            -        196,923

Former President and      2008       122,647(11)     -          -           -           85,850(12)    208,497
Chief Executive
Officer (July 16, 2007                                                      -
- July 25, 2008)

Former Chief Operating
Officer (April 11,
2007 -July 15, 2007)

Former Director (July
16, 2007 - July 25,
2008) (5)

Gary Watson,             2007        142,773         _          _      10,000(13)        4,283(14)    157,056

Former Vice President    2008        133,987         _          _           _            4,020(14)    138,007
of Engineering (May
26, 2005 - February
11, 2009)

Former Interim Chief
Scientist (March 8,
2007 - February 11,
2009)

Philip Yee,              2007        120,961         -          -      10,000(15)        3,629(14)    134,590

Secretary, Treasurer     2008        121,156         -          -           -            3,635(14)    124,791
and Chief Financial
Officer (November 1,
2006 - Present)

Name and                                                   Stock      Option       All Other
Principal                           Salary      Bonus     Awards      Awards     Compensation        Total
Position                 Year       ($)(2)       ($)        ($)       ($)(3)        ($)(4)            ($)
---------------------   ------   -----------   -------   --------   ---------   --------------    -----------
William Wittmeyer        2007              -         -          -           -                -              -

Chief Operating          2008              -         -          -       5,750(16)       28,167(17)     33,917
Officer (November 24,
2008 - Present)

Director (May 1, 2008
- Present)

----------
(1) The columns entitled "Non-Equity Incentive Plan Compensation" and "Nonqualified Deferred Compensation Earnings" have been omitted from the Summary Compensation Table because there has been no compensation awarded to, earned by, or paid to any of the named executive officers required to be reported in such columns.

(2) Amounts represent all pre-tax salaries and include any amounts earned but deferred under the company's 401(k) plan.

(3) The manner in which the company values stock and option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2008 under the heading "Stock-Based Compensation" as well as
Note 5 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-K for the year 2008. We did not grant any stock awards to the named executive officers during our 2007 fiscal year or our 2008 fiscal year.

(4) All named executive officers are covered by the company's health insurance plan, which does not discriminate in scope, terms or operation, in favor of named executive officers or directors and is generally available to all salaried employees. As a result, the information regarding health insurance premiums paid to the named executive officers has been omitted from the Summary Compensation Table.

(5) Barry Howe and Teong Lim did not receive any compensation for their services as directors of the company in either 2007 or 2008.

(6) On January 16, 2007, Teong Lim was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The option shares will vest as follows: one quarter vested on January 16, 2008, one quarter vested on January 16, 2009, one quarter will vest on January 16, 2010 and one quarter will vest on January 16, 2011. On March 5, 2007, Dr. Lim was granted an option under our 2005 Stock Incentive Plan to acquire 40,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.19 per share. The option shares were fully vested upon grant. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(7) Amount represents (i) $67,185 paid to Dr. Lim in exchange for consulting services, (ii) $3,016 in 401(k) contributions by the company and (iii) $3,848 paid to Dr. Lim as reimbursement for health insurance premiums.

(8) Amount represents salary paid to Dr. Lim in his capacity as President and Chief Executive Officer of the company for the period of July 25, 2008 through December 31, 2008.

(9) Amount represents (i) $100,261 paid to Dr. Lim in exchange for consulting services, (ii) $1,215 in 401(k) contributions by the company and (iii) $10,142 paid to Dr. Lim as reimbursement for health insurance premiums.

(10) On July 16, 2007, Barry Howe was granted an option to acquire 1,000,000 shares of our common stock, the option to acquire 500,000 of which were granted under our 2005 Stock Incentive Plan, par value $0.001 per share, at an exercise price of $0.20 per share, which is the average of the quoted closing price of our common stock over the five trading days ending on July 16, 2007. The option grant was evidenced by a Notice of Grant of Stock Option and Option Agreement substantially in the form attached as Exhibit 10.2 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 15, 2005. 100,000 of the option shares were fully vested upon grant and 225,000 vested on April 11, 2008. The remaining option shares would have vested 22.5% annually, provided that Mr. Howe was still employed by Electronic Sensor Technology at the end of each annual period. On July 25, 2008, Mr. Howe resigned from his position as President and Chief Executive Officer and as a director of Electronic Sensor Technology, and is no longer employed by Electronic Sensor Technology. In accordance with the terms of the Option Agreement, Mr. Howe's resignation resulted in the forfeiture of the unvested option to purchase 675,000 shares of common stock, and Mr. Howe had three months from July 25, 2008 in which to exercise the vested option to purchase 325,000 shares of common stock. Mr. Howe did not exercise the vested option within three months of July 25, 2008 and the option expired.

(11) Amount represents salary paid to Mr. Howe in his capacity as President and Chief Executive Officer of the company for the period of January 1, 2008 through July 25, 2008.

(12) Amount represents (i) $82,171 received as severance pursuant to the Severance Agreement and Mutual Release, as more fully described under the heading "Severance and Termination Agreements" below and (ii) $3,679 in 401(k) contributions by the company.

(13) On January 16, 2007, Gary Watson was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. 12,500 of the option shares vested on each of January 16, 2008 and January 16, 2009 and 12,500 of the option shares vested on each of September 8, 2007 and September 8, 2008. The remaining options shares would have vested as follows: 12,500 on January 16, 2010, 12,500 January 16, 2011, 12,500 on September 8, 2009 and 12,500 on September 8, 2010,
provided that Mr. Watson was still employed by Electronic Sensor Technology at the end of each period. On March 5, 2007, Mr. Watson was granted an option under our 2005 Stock Incentive Plan to acquire 87,500 shares of our common stock, par value $0.001 per share, at an exercise price of $0.19 per share. The option shares were fully vested upon grant. Each of the option grants was evidenced by a Notice of Grant of Stock Option and Option Agreement substantially in the form attached as Exhibit 10.2 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 15, 2005. On February 11, 2009, Mr. Watson was terminated from his position as Vice President of Engineering and interim Chief Scientist of Electronic Sensor Technology, and is no longer employed by Electronic Sensor Technology. In accordance with the terms of the Option Agreements, Mr. Watson's termination resulted in the forfeiture of the unvested options to purchase 50,000 shares of common stock, and Mr. Watson has three months from February 11, 2008 in which to exercise vested options to purchase 50,000 shares of common stock and 87,500 shares of common stock. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(14) Amounts represent 401(k) contributions by the company, as described under the heading "401(k) Plan" below.

(15) On January 16, 2007, Philip Yee was granted an option under our 2005 Stock Incentive Plan to acquire 100,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.24 per share. The option shares granted to Mr. Yee will vest as follows: 15,000 of the option shares were fully vested upon grant of the options, 6,250 vested on January 16, 2008, 6,250 vested on January 16, 2009, 6,250 will vest on January 16, 2010, 6,250 will vest on January 16, 2011, 15,000 vested on April 3, 2007, 15,000 vested on April 3, 2008, 15,000 will vest on April 3, 2009 and 15,000 will vest on April 3, 2010. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(16) On July 25, 2008, William Wittmeyer was granted an option under our 2005 Stock Incentive Plan to acquire 500,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.03 per share (which was the closing price of the common stock on July 25, 2008). The option shares will vest as follows: 125,000 will vest on July 25, 2009, 125,000 will vest on July 25, 2010, 125,000 will vest on July 25, 2011 and 125,000 will vest on July 25, 2012. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(17) Amount represents (i) $26,667 paid to Mr. Wittmeyer in exchange for consulting services and (ii) $1,500 as an attendance fee for attending a meeting of the Board of Directors. Mr. Wittmeyer was appointed Chief Operating Officer of the company on November 24, 2008 and he no longer receives compensation for attending Board meetings.

Narrative Disclosure to Summary Compensation Table and Additional Narrative Disclosure

Employment and Consulting Agreements

          Philip Yee. On March 16, 2006, Philip Yee accepted an offer letter extended by Electronic Sensor Technology regarding his employment with Electronic Sensor Technology as Controller, which is attached as Exhibit 10.2 to our amended current report on Form 8-K/A filed February 14, 2007. The offer letter set Mr. Yee's salary at $75,000 per year, to be adjusted to $80,000 per year after completion of a three-month trial period, and included an agreement by Electronic Sensor Technology to grant to Mr. Yee an option to purchase 75,000 shares of common stock, subject to approval by the Board of Directors (an option to purchase 100,000 shares of common stock of the company, was approved by the Board of Directors and granted to Mr. Yee on January 16, 2007). On October 16, 2006, the Board of Directors appointed Mr. Yee to become Secretary, Treasurer and Chief Financial Officer of the company, effective November 1, 2006. In connection with the appointment of Mr. Yee as Secretary, Treasurer and Chief Financial Officer of Electronic Sensor Technology, Electronic Sensor Technology and Mr. Yee entered into an oral agreement to increase Mr. Yee's annual salary to $110,000 through April 1, 2007, at which point Electronic Sensor Technology and Mr. Yee have orally agreed to increase Mr. Yee's annual salary to $125,000. On September 1, 2008, Mr. Yee agreed to reduce his annual salary to $112,507.

          Barry Howe. On March 28, 2007, Barry Howe accepted an offer letter extended by Electronic Sensor Technology regarding his employment with Electronic Sensor Technology as Chief Operating Officer, which is attached as
Exhibit 10.1 to our current report on Form 8-K filed April 3, 2007. The offer letter provides that Mr. Howe will serve as Chief Operating Officer of Electronic Sensor Technology for a trial period of three months, at the end of which the Board of Directors will evaluate Mr. Howe and consider him for the position of Chief Executive Officer. The letter also contemplates nominating Mr. Howe to serve as a director of the Electronic Sensor Technology at such time. The offer letter sets Mr. Howe's salary at $150,000 per year, to be reviewed after the three-month trial period, and provides for an option to purchase 1 million shares of the company's common stock to be granted to Mr. Howe at the end of such trial period if Mr. Howe is appointed Chief Executive Officer at such time, of which 100,000 of the option shares will be vested on the date of the grant and 900,000 of the option shares will vest in installments of 25% per year on each anniversary of Mr. Howe's employment. On July 16, 2007, the Board of Directors appointed Mr. Howe to become President and Chief Executive Officer of the company. In connection with his appointment, Mr. Howe's annual salary was increased from $150,000 to $185,000. In addition, the Board of Directors approved the grant of an option to acquire 1 million shares of common stock of the company.

          Teong C. Lim. On July 16, 2007, Teong C. Lim announced his retirement as President and Chief Executive Officer to the Board of Directors of the company, effective as of such date. Following such date, Dr. Lim continued to serve as a director of and a consultant to the company. On July 17, 2007, Dr. Lim and the company entered into a letter agreement regarding the company's engagement of Dr. Lim as a consultant through January 17, 2008 for a monthly fee of $13,437, as more fully described in Exhibit 10.1 to our current report on Form 8-K filed July 18, 2007. The consulting agreement with Dr. Lim was extended on January 17, 2008 on a month-to-month basis at the same retainer fee, and was subsequently terminated on July 25, 2008, when Dr. Lim resumed his position as President and Chief Executive Officer of the company. On September 1, 2008, Dr. Lim agreed to reduce his annual salary from $161,244 to $81,244.

          William Wittmeyer. On November 24, 2008, the company, William Wittmeyer and Wittham, a California corporation wholly owned by Mr. Wittmeyer and employing Mr. Wittmeyer, entered into an Independent Contractor Agreement, which is attached as Exhibit 10.1 to our amended current report on Form 8-K/A filed January 5, 2009. Pursuant to the Independent Contractor Agreement, the company engaged Wittham to have Mr. Wittmeyer serve as an independent contractor to act as Chief Operating Officer and Wittham will be paid $6,666.67 per month in consideration of the services of Mr. Wittmeyer as Chief Operating Officer of the company.

Severance and Termination Agreements

          Barry S. Howe. On July 25, 2008, the Board of Directors of Electronic Sensor Technology accepted Barry S. Howe's resignation as President and Chief Executive Officer and a director of the company. In connection and concurrently with such resignation, the company and Mr. Howe entered into a Severance Agreement and Mutual Release, which is attached as Exhibit 10.1 to our current report on Form 8-K filed on July 29, 2008. The Severance Agreement and Mutual Release provides for payment of five and one-third months' salary as severance to Mr. Howe (totaling $82,170.83) by the company.

          Gary Watson. On February 11, 2009, Gary Watson's employment with Electronic Sensor Technology as Vice President of Engineering and interim Chief Scientist was terminated. In connection with Mr. Watson's departure, he received
(i) payment of two weeks' salary (totaling $4,392.96) and (ii) payment for accrued but unused vacation time as of the Effective Date (totaling $13,254.62). Electronic Sensor Technology will also continue to provide Mr. Watson with medical benefits through April 30, 2009.

Retirement Agreements

          The company has an agreement with Teong Lim under which, so long as he continues to be employed by the company until retirement age, which is currently 65 years of age, the company shall provide Medigap insurance, also known as Medicare supplemental insurance, to Dr. Lim after retirement until his death.

401(k) Plan

          The company sponsors a 401(k) retirement savings plan which covers its full-time employees who have been employed by the company for at least one (1) year. Eligible employees may elect to contribute a percentage of their compensation to the 401(k) plan, subject to the maximum amount established annually under Section 401(k) of the Internal Revenue Code. In each of 2007 and 2008, the company contributed an amount equal to three percent (3%) of each employee's respective compensation to the 401(k) plan account of each eligible employee.

          Other than the agreements mentioned herein, we have no employment agreements with any of our named executive officers, nor do we have any compensatory plans or arrangements with respect to any named executive officers that results or will result from the resignation, retirement or any other termination of such executive officer's employment with Electronic Sensor Technology or from a change-in-control of Electronic Sensor Technology or a change in the named executive officer's responsibilities following a change-in-control wherein the amount involved, including all periodic payments or installments, exceeds $100,000.

Outstanding Equity Awards at Fiscal Year-End

          The following table outlines all outstanding equity awards held by named executive officers as of the fiscal year ended December 31, 2008.

                 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

                                                      Option Awards
-------------------------------------------------------------------------------------------------------------------------
                                                                     Equity Incentive
                                                                       Plan Awards:
                            Number of               Number of           Number of
                           Securities              Securities           Securities
                           Underlying              Underlying           Underlying         Option
                          Unexercised              Unexercised          Unexercised       Exercise          Option
                             Options               Options (#)       Unearned Options       Price          Expiration
Name                     (#) Exercisable          Unexercisable             (#)              ($)              Date
--------------------   ------------------      ------------------   ------------------   ----------   -------------------
Teong C. Lim                       80,000(2)                    -                    -   $     1.00      February 1, 2015
                                   50,000(3)               50,000               50,000   $     0.24      January 16, 2017
                                   40,000(3)                    -                    -   $     0.19         March 5, 2017

Barry S. Howe                           -(4)                    -                    -            -                     -

Gary Watson                       175,000(5)                    -                    -   $     1.00      February 1, 2015
                                   50,000(3)               50,000               50,000   $     0.24      January 16, 2017
                                   87,500(3)                    -                    -   $     0.19         March 5, 2017

Philip Yee                         72,500(3)               27,500               27,500   $     0.24      January 16, 2017

William Wittmeyer                       -(3)              500,000              500,000   $     0.03         July 25, 2018

----------
(1) The columns related to stock awards have been omitted because there were no outstanding unvested stock awards as of the fiscal year ended December 31, 2008.

(2) Teong Lim was granted an option to purchase 80,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on December 31, 2003. Such option was terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc. and was replaced with an option to purchase 80,000 shares of common stock of Electronic Sensor Technology, Inc. at $1.00 per share. Such option was accounted for at the time of the original grant of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

(3) For the vesting dates of such options, see the footnotes to the Summary Compensation Table.

(4)  See footnote 10 to the Summary Compensation Table.

(5) Gary Watson was granted options to purchase (i) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.00 per limited partnership interest on March 15, 1999, (ii) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on July 1, 2000, (iii) 50,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on May 15, 2001 and
(iv) 25,000 limited partnership interests of Electronic Sensor Technology, L.P. at $1.05 per limited partnership interest on September 15, 2002. Such options were terminated in connection with the merger whereby Electronic Sensor Technology, L.P. became an indirect subsidiary of Electronic Sensor Technology, Inc., and were replaced with an option to purchase 175,000 shares of common stock at $1.00 per share. Such option was accounted for at the time of the original grants of Electronic Sensor Technology, L.P. options and no dollar amount was recognized in connection therewith for financial statement reporting purposes with respect to the 2005 fiscal year.

Director Compensation

          The following table sets forth the compensation paid by Electronic Sensor Technology to all non-employee directors for the fiscal year ended December 31, 2008.

                            DIRECTOR COMPENSATION(1)

                                            Fees Earned or                               All Other
                                             Paid in Cash         Option Awards         Compensation          Total
Name(2)                                          ($)                  ($)(3)               ($)(4)              ($)
----------------------------------------   ---------------       ---------------      ---------------       --------
Thomas Dudley                                            -                 4,600(5)                 -          4,600
(November 24, 2008 - Present)

Low Gay Teck                                             -                 4,600(6)                 -          4,600
(September 1, 2008 - Present)

Maggie Tham                                          1,500(7)              5,750(8)                 -          7,250
(May 1, 2008 - Present)

Lewis E. Larson                                      2,000(9)                  -                    -          2,000
(September 7, 2006 - February 19,
2009)

James Wilburn                                       14,000(10)                 -                    -         14,000
(September 2005 - November 24, 2008)

Rita Benoy Bushon                                    5,000(11)                 -                    -          5,000
(October 26, 2007 - September 1, 2008)

James Frey                                          10,000(12)                 -                    -         10,000
(February 21, 2005 - May 1, 2008)

Francis Chang                                        1,500(13)                 -                5,206(14)      6,706
(January 31, 2005 - May 1, 2008)

----------
(1) The columns entitled "Stock Awards," "Non-Equity Incentive Plan Compensation" and "Nonqualified Deferred Compensation Earnings" have been omitted from the Director Compensation Table because there has been no compensation awarded to, earned by, or paid to any of the directors required to be reported in such columns.

(2) Barry Howe, Teong Lim and William Wittmeyer are not included in the Director Compensation Table because any compensation received by Mr. Howe, Dr. Lim and Mr. Wittmeyer as directors of Electronic Sensor Technology for the fiscal year ended December 31, 2008 is reflected in the Summary Compensation Table above.

(3) The manner in which the company values stock and option awards is outlined in Note 1 to the company's consolidated financial statements for the fiscal year ended December 31, 2008 under the heading "Stock-Based Compensation" as well as
Note 5 under the heading "Stockholders' Deficit" incorporated herein by reference to our annual report on Form 10-K for the year 2008. We did not grant any stock awards to the directors during our 2007 fiscal year or our 2008 fiscal year.

(4) The company reimburses each director who is not an officer or employee of the company for reasonable out-of-pocket expenses for attending board meetings. In 2008, with respect to each director, the aggregate amount of such expenses amounted to less than $10,000.

(5) On November 24, 2008, Thomas Dudley was granted an option under our 2005 Stock Incentive Plan to acquire 500,000 shares of our common stock, par value $0.001, at an exercise price of $0.02 per share. The option shares will vest as follows: 125,000 will vest on November 24, 2009, 125,000 will vest on November 24, 2010, 125,000 will vest on November 24, 2011 and 125,000 will vest on November 24, 2012. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(6) On November 24, 2008, Low Gay Teck was granted an option under our 2005 Stock Incentive Plan to acquire 500,000 shares of our common stock, par value $0.001, at an exercise price of $0.02 per share. The option shares will vest as follows: 125,000 will vest on November 24, 2009, 125,000 will vest on November 24, 2010, 125,000 will vest on November 24, 2011 and 125,000 will vest on November 24, 2012. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(7)  In 2008, Maggie Tham received an attendance fee of $1,500 per meeting.

(8) On July 25, 2008, Maggie Tham was granted an option under our 2005 Stock Incentive Plan to acquire 500,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.03 per share (which was the closing price of the common stock on July 25, 2008). The option shares will vest as follows:
125,000 will vest on July 25, 2009, 125,000 will vest on July 25, 2010, 125,000 will vest on July 25, 2011 and 125,000 will vest on July 25, 2012. The manner in which the company values the option awards is outlined in Note 1 to the company's consolidated financial statements under the heading "Stock-Based Compensation" as well as Note 5 under the heading "Stockholders' Deficit" included in our annual report on Form 10-K for the year 2008.

(9)  In 2008, Lewis Larson received an attendance fee of $2,000 per meeting.

(10) In 2008, James Wilburn received an attendance fee of $1,500 per meeting and a monthly retainer fee of $1,000, which was paid quarterly.

(11) In 2008, Rita Benoy Bushon received an attendance fee of $2,500 per meeting.

(12) James Frey received an attendance fee of $2,000 per meeting and a monthly retainer fee of $2,000, which was paid quarterly.

(13) In 2008, Francis Chang received an attendance fee of $1,500 per meeting.

(14) Amount represents $5,206 in health insurance premiums paid by the company on behalf of Francis Chang.

Narrative to Director Compensation

Agreements with Directors

          The company has agreements with each of the directors listed in the Director Compensation Table to continue to pay the meeting attendance fees set forth in such table, as well as to reimburse such directors for reasonable out-of-pocket expenses for attending board meetings.

Certain Relationships and Related Transactions

Halfmoon Bay Capital Ltd Debenture

          On April 10, 2009, Electronic Sensor Technology received $1 million from Halfmoon Bay in exchange for a debenture bearing an interest rate of 9% with a maturity of one year. The debenture grants Halfmoon Bay a security interest in all of the intellectual property of the company. Halfmoon Bay owns approximately 55% of the outstanding common stock of the company and beneficially owns an additional 10% of the outstanding common stock of the company by virtue of the shares underlying a 9% convertible debenture issued by Electronic Sensor Technology to Halfmoon Bay on March 28, 2008, as described further below under the heading "Securities Purchase Agreement with Halfmoon Bay Capital Ltd." The 9% debenture issued to Halfmoon Bay on April 10, 2009 is attached as Exhibit 4.1 to, and is more fully described in, our current report on Form 8-K filed on April 15, 2009.

Securities Purchase Agreement with Halfmoon Bay Capital Ltd

          On March 28, 2008, Electronic Sensor Technology issued $2 million aggregate principal amount of 9% convertible debentures with a conversion price of $0.0486 to Halfmoon Bay and 86,419,753 shares of the company's common stock in exchange for $5.5 million from Halfmoon Bay, pursuant to a Securities Purchase Agreement dated March 28, 2008 between the company and Halfmoon Bay, as more fully described on our current report on Form 8-K filed on April 3, 2008.

Midsummer Investment, Ltd. and Islandia, L.P.

          On September 7, 2006, Electronic Sensor Technology entered into a Forbearance and Amendment Agreement with Midsummer Investment, Ltd. and Islandia, L.P., which, at such time, each held an 8% convertible debenture and a warrant, the common stock underlying which represented more than 5% of the beneficial ownership of our outstanding shares of common stock. The Forbearance and Amendment Agreement is attached as Exhibit 10.1 to, and is more fully described in, our current report on Form 8-K filed September 8, 2006. On December 27, 2007, Electronic Sensor Technology entered into a First Amendment Agreement with Midsummer and Islandia, which is attached as Exhibit 10.1 to, and is more fully described in, our amended current report on Form 8-K/A filed January 14, 2008.

          On February 26, 2008, the company entered into a Conversion and Termination Agreement with Midsummer and Islandia, which is attached as Exhibit
10.2 to, and is more fully described in, our current report on Form 8-K filed February 27, 2008. Pursuant to the Conversion and Termination Agreement, on March 31, 2008, the company paid to Midsummer and Islandia an aggregate amount of $3.5 million of the $7 million outstanding principal amount of the convertible debentures. Further, pursuant to the Conversion and Termination Agreement, Midsummer and Islandia converted the remaining $3.5 million of the principal amount of their 8% convertible debentures, together with interest thereon, at a conversion price of $0.35 per share of common stock, and the remaining shares of common stock underlying the warrants held by Midsummer and Islandia were reduced by 50%.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires that the company's officers, directors and persons who beneficially own more than ten percent (10%) of the company's outstanding common stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) reports they file.

          To the best of our knowledge, based solely on review of copies of such reports, including Forms 3, 4 and 5 and amendments thereto, we are aware of the following persons who, during the period ended December 31, 2008, did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934:

          o Halfmoon Bay Capital Ltd did not timely file an initial statement of beneficial ownership on Form 3 reporting ownership of more than ten percent (10%) of the company's outstanding common stock.

          o Maggie Tham did not timely file one Form 3 reporting her appointment as a director of the company and one Form 4 reporting the grant of an option to purchase 500,000 shares of the company's common stock.

          o William Wittmeyer did not timely file one Form 3 reporting his appointment as a director of the company and one Form 4 reporting the grant of an option to purchase 500,000 shares of the company's common stock.

          o Low Gay Teck did not timely file one Form 3 reporting his appointment as a director of the company.

          o Thomas Dudley did not timely file one Form 3 reporting his appointment as a director of the company.

INDEPENDENT PUBLIC ACCOUNTANTS

          Sherb & Co. LLP has been selected by our audit committee as our independent registered public accounting firm to audit our books and accounts, as well as those of our subsidiaries, for the fiscal year ending December 31, 2008. Sherb & Co. has served as our independent registered public accounting firm since 2005.

Audit Fees

          The aggregate fees billed for the 2007 and 2008 fiscal years for professional services rendered by our principal accountant, Sherb & Co., LLP, for the audit of our annual financial statements and review of financial statements included in our periodic reports on Form 10-Q and other services provided in connection with statutory and regulatory filings were $53,000 and $58,000 respectively.

Audit-Related Fees

          No assurance or related services that are reasonably related to the performance of the audit or review of our financial statements were rendered by our principal accountants during the 2007 or 2008 fiscal year.

Tax Fees

          The aggregate fees to be billed for professional services rendered by our current principal accountant, Sherb & Co., LLP, for tax compliance and tax advice were $7,500 and $5,000 for 2007 and 2008 fiscal years, respectively.

All Other Fees

          No other products or services were provided by our principal accountants during the 2007 or 2008 fiscal year, other than the services outlined in the foregoing sections.

Audit Committee

          Our audit committee has not to date adopted any pre-approval policies or procedures.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

          None.

PROPOSALS BY SHAREHOLDERS

          None.

FINANCIAL AND OTHER INFORMATION

          The following documents as filed with the SEC by the company are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 2008

          2.   Quarterly Report on Form 10-Q for the quarter ended March 31,
               2009

WHERE YOU CAN FIND MORE INFORMATION

          The company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, NE, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

          The SEC allows the company to "incorporate by reference" into this information statement documents it files with the SEC. This means that the company can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

          We will, upon the written request of any person who is a beneficial owner of our common shares on the record date, April 8, 2009, furnish without charge a copy of our annual report filed with the SEC on Form 10-K for the year 2008 and a copy of our quarterly report filed with the SEC on Form 10-Q for the three months ended March 31, 2009. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the Secretary at our address indicated on the cover page of this information statement.

          We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the common stock.

          The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for shareholder communications such as this information statement with respect to two or more shareholders sharing the same address by delivering a single information statement addressed to those shareholders. We may deliver a single information statement to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a shareholder at a shared address to which a single copy of this information statement was delivered. Any such request should be directed to our Secretary at the address indicated on the cover page of this information statement. If, at any time, you decide you wish to receive a separate copy of all future shareholder communications, or if you are receiving multiple copies of such shareholder communications and wish to receive only one, please notify us of your request at the address indicated on the cover page of this information statement.

                                       By Order of the Board of Directors
                                                  Philip Yee,
                                Secretary, Treasurer and Chief Financial Officer

Newbury Park, California
May 22, 2009

                                   APPENDIX A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       ELECTRONIC SENSOR TECHNOLOGY, INC.

                                   ----------

          FIRST: The name of this corporation is:

                       ELECTRONIC SENSOR TECHNOLOGY, INC.

          SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

          THIRD: The purpose of the business of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

          FOURTH: The total number of shares which this corporation is authorized to issue is 250,000,000 shares of common stock, $.001 par value, and 50,000,000 shares of preferred stock, $.001 par value.

          The preferred stock may be divided into such number of series as the board of directors of this corporation may determine. The board of directors of this corporation is vested with authority to determine and state the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

          SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of this corporation.

          SEVENTH: This corporation is to have perpetual existence.

          EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of this corporation.

          NINTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of this corporation.

          TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

          The foregoing Amended and Restated of Articles of Incorporation has been duly approved by the board of directors.

          The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of the stockholders in accordance with Sections 78.390 and 78.403 of the Nevada Revised Statutes. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 104,377,312 shares (67%).

          I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: _____________, 2009

                                                --------------------------------
                                                Philip Yee, Secretary, Treasurer
                                                and Chief Financial Officer